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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read the statements under the heading "Experts" contained in the Registration Statement on Form S-1 dated February 20, 1997, of Guitar Center, Inc. and are in agreement with the statements contained in the second paragraph therein.


                                          ERNST & YOUNG LLP


February 18, 1997